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                                                                    EXHIBIT 10.8

                           LONG-TERM INCENTIVE PLAN

                                      FOR

                               SENIOR EXECUTIVES



Section 1.  PURPOSE.  To provide a long-term incentive opportunity for certain
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members of senior management based on the Company's success over a period of years.

Section 2.  ELIGIBILITY AND PARTICIPATION.  The term "Eligible Employee" shall
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mean a member of the Policy Committee, a Senior Vice President or Vice President
and other Senior Officers of the Company or officers of a subsidiary selected by and on such terms as the Senior Committee may determine.

     An Eligible Employee participating in any Performance Cycle shall be a Participant for purposes of that Cycle.

Section 3.  PERFORMANCE CYCLES.  There will be overlapping three-year
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Performance Cycles.  A new Performance Cycle will commence each January 1.  Each calendar year will be a factor in three Performance Cycles.

Section 4.  GOALS FOR PERFORMANCE CYCLES.  The Director's Compensation
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Committee, in consultation with the Chairman of the Board and the President, shall establish a goal for each Performance Cycle as early in the first year of such cycle as is practicable. As soon as practicable following the end of each Performance Cycle, the Chairman of the Board and the President will report to the Committee on the Company's performance during such cycle and the extent to which the goal has been attained, and, on the basis of its findings in such respect, the Committee shall determine the amount of the liability and recommend to the Board of Directors the appropriation described in Section 8. In establishing goals and determining such liability, the Committee shall, from time to time, adopt such methods and apply such standards as it shall deem relevant and suitable, taking into consideration both the internal needs of the Company and the effect upon it of anticipated external developments including the performance of its competitors. Such methods and standards shall be included in the principles of the Plan which the Committee shall approve.

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Section 5.  EQUITY RIGHTS.
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A.  At the commencement of each Performance Cycle, Participant will be awarded
    Equity Rights. The number of Equity Rights awarded to each Participant shall be determined by dividing his or her Target Award by 100.

B. Employees who first become eligible to participate during a Performance Cycle may be granted Equity Rights which are prorated according to the number of months left in the Performance Cycle. Participants who are promoted during a Performance Cycle may be granted additional Equity Rights which are prorated according to the number of months left in the Performance Cycle.

C. In the event that the goal described in Section 4 is exactly met at the end of any Performance Cycle, each Equity Right will be worth $100.00. The maximum value of an Equity Right at the end of any Performance Cycle shall be $300.00. If the Value of the Equity Right is zero at the end of any Performance Cycle, all Equity Rights will be eliminated for that Performance Cycle.

D. At the end of a Performance Cycle, the value of an Equity Right between zero and $300.00 will be determined on a leveraged basis in accordance with the principles of the Plan. Thereafter, the value of Equity Rights for a completed Performance Cycle will vary in accordance with the performance measure described in the principles of the Plan. Equity Rights shall be valued as of each Vesting Date. Valuations shall be published as soon thereafter as practicable.

Section 6.  TARGET AWARD.
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A.  The Target Award for each Participant for a Performance Cycle shall be the
    Participant's salary as of the first pay period in the first year of each Performance Cycle multiplied by that percentage determined as follows:

    For members of the Policy Committee, the percentage determined for each by the Board of Directors on the recommendation of the Directors' Compensation Committee.

    For Senior Vice Presidents, the percentage determined for each by the Directors' Compensation Committee.

    For each other Participant, the percentage determined by the Senior
    Committee.

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B.  The Target Award which shall be determined for each Participant may be zero or more, but in general shall be based on the following guideline percentage of a Participant's salary:


    Chairman of the Board and President    100%

    Vice Chairman                           85%

    Other Policy Committee Members          70%

    Senior Vice President                   50 - 70%

    Vice President                          20 - 45%

    Second Vice Presidents and Other        0 - 30%, (as determined by
    Eligible Employees                      the Chairman of the Board and
                                            President)

C. Notwithstanding the above or other provisions of the Plan, the Board of Directors, for members of the Policy Committee, and the Compensation Committee, for all other eligible Participants, may, in its discretion, establish Special Target Awards, on a case by case basis, for specified individuals for a particular Performance Cycle. The Equity Rights associated with these Special Target Awards shall vest at the end of the third Vesting Date described in Section 7 and shall be surrendered and become payable, subject to the election under Section 7.C., as soon thereafter as practicable. For Special Target Awards awarded to individuals who were within 5 years of their normal retirement date on June 8, 1998, a Performance Cycle in progress at the time of the individual's normal retirement under the Company's pension plan shall continue to it's normal completion and payments of the Equity Rights associated with these Special Target Awards shall be surrendered and become payable, subject to the election under Section 7.C., as soon as practicable after the later of the end of the Performance Cycle or the participant's date of retirement. The special Target Awards and rules established under this subparagraph shall be in lieu of a participant's general Target Awards under the Plan.


Section 7.  VESTING, SURRENDER AND DEFERRAL OF EQUITY RIGHTS.
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A.  Vesting.  The Vesting Date for each year shall be January 1.  Except as
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    otherwise provided herein, Equity Rights for each Performance Cycle shall vest in three installments commencing upon the completion of the

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    Performance Cycle. One-third shall vest on the Vesting Date next following the end of the Performance Cycle, and one-third shall vest on each of the two succeeding Vesting Dates.

B.  Surrender.  Equity Rights not subject to an election under paragraph C of
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    this section shall be deemed surrendered on the Vesting Date, and payment therefore shall be made in cash as soon thereafter as practicable.

C.  Deferral.  A Participant may irrevocably elect to defer the surrender of
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    Equity Rights in order to keep such rights in the Plan until (1) a specific
    Vesting Date not less than five years from the date of election or (2) the Vesting Date next following the Participant's retirement. Notwithstanding an election to defer the surrender of Equity Rights to a specific Vesting Date, the deferral period shall end as of the Vesting Date next following the Participant's actual retirement if earlier than the specified Vesting Date. An election to defer must be made, on a form and in a manner approved by the Company, on or before the last day of the calendar year preceding the year in which Equity Rights become vested. Vested Equity Rights remaining in the Plan will be adjusted in value as of each Vesting Date. Except as otherwise provided herein, Equity Rights shall be deemed surrendered on the Vesting Date which ends the deferral period, and payment therefor shall be made in cash as soon thereafter as practicable.

D.  Distributions.  If a deferral election is made in accordance with Paragraph
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    C of this Section, the Participant may elect during the calendar year preceding the year in which the deferral ends, one of the following methods of payment:

    1)  lump sum,

    2) annual installments for a period specified by the Participant, commencing on a date selected by the Participant, provided such installments begin within five (5) years from the Vesting Date next following the election of the distribution method and terminate no later than twenty (20) years from said Vesting Date.

        If a Participant fails to make this election, payment shall be made in a lump sum as provided in Paragraph C of this Section.

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     If a Participant elects to receive annual installments, payments shall be made in January of each years or as soon thereafter as practicable. Interest shall be added to and shall become part of the balance of unpaid installments as of December 31 of the year in which the deferral ends and as of each succeeding December 31 in an amount equal to the product of (1) times (2), where:

 (1) is the average annual rate of interest for that year for ten-year Treasury Constant Maturities: and

 (2) is the balance of unpaid installments on December 31 of such year prior to adding such interest.

SECTION 8.  Appropriations.  At its next regularly scheduled meeting following
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each date on which the valuation is published, the Board of Directors shall appropriate a sum of money sufficient to pay for all vested Equity Rights surrendered in that year, including those payable to retired, disabled or terminated Participants. In order to assure the orderly operation of the Plan, the Board of Directors in its discretion may require that payment for Equity Rights surrendered in any year be spread out over an appropriate number of years not to exceed seven and in such even may in its discretion cause interest to be paid on the withheld amounts. The value of such surrendered Equity Rights will continue to be the value upon surrender.

SECTION 9.  Beneficiaries.  Participants may elect a beneficiary or
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beneficiaries to receive payments under the Plan in the event of the
Participant's death. The beneficiary or beneficiaries shall be designated on a form provided by the Company. In the event that no beneficiary is designated, payments shall be made to the estate of the Participant.

SECTION 10. Retirement or Disability.  For each Performance Cycle in progress
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at a Participant's retirement under the Company's pension plan, or permanent and total disability as determined by the Company, the Participant shall retain that portion of the Equity Rights equal to the elapsed portion of the Performance Cycle on the date of the retirement or disability. The balance of the Participant's Equity Rights for such cycles shall be forfeited.

     Upon completion of a Performance Cycle, vesting, surrender, and deferral will occur as provided in Section 7.

SECTION 11. Death.  Upon the death of an active or retired Participant, all
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Equity Rights for completed Performance Cycles which have not previously vested shall vest.

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     For each Performance Cycle in progress at a Participant's death, that portion of the deceased Participant's Equity Rights equal to the elapsed portion of the Performance Cycle at the date of the death shall vest. The balance of the deceased Participant's Equity Rights for Performance Cycles in progress shall be forfeited. All vested Equity Rights subject to a deferral under
Section 7C shall be surrendered by the Company and, along with any unpaid installments under Section 7D, will be paid in a lump sum as soon as practicable after the Participant's death.

     Vesting, where applicable, surrender and valuation of Equity Rights shall occur on the Vesting Date next following the date of death (or on the date of death if it is also a Vesting Date). Payment shall be made as soon thereafter as practicable.

SECTION 12.  HARDSHIP DISTRIBUTION PROVISIONS.  A hardship distribution may be
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paid from deferred vested Equity Rights remaining in the Plan pursuant to
Section 7 upon a finding by the Savings Plans Administrative Committee of the Company that a Participant has incurred a Financial Hardship, as defined below. An amount reasonably necessary to meet the Financial Hardship, up to 100% of the value of such Equity Rights, may be paid, and the value of the deferred Vested Equity Rights remaining in the Plan shall be appropriately reduced to reflect the amount of any such hardship distribution. The hardship distribution shall be made in a lump-sum payment. Applications for hardship distributions shall be made in writing. The Savings Plans Administrative Committee shall issue a written determination with respect to such application. Written proof of a Financial Hardship may be requested. The Savings Plans Administrative Committee will determine the date of payment for a hardship distribution.

     For purposes of this section, a Financial Hardship is any unforeseen, anticipated emergency that is caused by an event beyond the control of the participant and that would result in severe financial hardship to the individual if early withdrawal was not permitted.

SECTION 13.   TERMINATION.  Participants whose employment with the Company
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terminates, other than by retirement, disability or death, shall forfeit all non-vested Equity Rights.

     All vested Equity Rights, including rights subject to a deferral under
Section 7C, shall be surrendered at the Vesting Date next following termination (or on the date of termination if it is also a Vesting Date) and payment thereafter shall be made at the valuation as of that Vesting Date in cash as soon thereafter as practicable. If not so surrendered, the Company reserves the right to declare them forfeited.

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SECTION 14.   OPERATION, AMENDMENT AND TERMINATION.
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A.  The Chairman of the Board and the President acting in concert shall carry out provisions of this Plan and are authorized to designate appropriate employees of the Company to act in its behalf for all purposes hereof. In questions involving the operation or interpretation of any provision of the Plan, the determination of the Company shall be final.

B. The Chairman of the Board and the President, with the approval of the Board of Directors, may, in appropriate individual cases, vary the provisions of Sections 10, 11 and 13 to accommodate special circumstances.

C. The Board of Directors may at any time terminate this Plan and from time to time amend it or vary its provisions as they apply to any class; provided that the establishment, determination or variation of annual goals or the principles of the Plan referred to in Section 4, shall not be considered an amendment or variation of the Plan. In addition, the Compensation Committee may from time to time amend this Plan or vary its provisions as they apply to any class below the level of the Policy Committee. Notwithstanding the foregoing, the termination of the Plan, any amendments thereto, or any variance in its provisions, goals or principles shall in no way reduce the number of Equity Rights in which a Participant is vested or which have been allocated to any participant with respect to a Performance Cycle which has been completed prior to the date of such termination, amendment or variance.

D. Upon termination of the Plan, all Equity Rights for a completed Performance Cycle shall vest. Non-vested Equity Rights shall be forfeited. Vested Equity Rights must be surrendered for cash at their value on the Vesting Date next preceding the effective date of the Plan termination of the effective date if it is also a Vesting Date. The provisions of Section 8 shall apply in the event of a Plan termination.

E. Equity Rights and amounts received upon surrender of Equity Rights shall be excluded from the base for computing benefits under, or contribution to, benefits plans maintained by the Company for its employees.

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